                                                                    EXHIBIT 24.1
                                                                    ------------
                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. O'Rourke, Richard A. Zona and David J. Parrin, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 of First Bank System, Inc., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

        Signature                  Title                    Date
        ---------                  -----                    ----


__________________________         Director, Chairman,      ________, 1994
John F. Grundhofer                 President and Chief
                                   Executive Officer

__________________________         Vice Chairman and        ________, 1994
Richard A. Zona                    Chief Financial Officer
                                   (principal financial
                                   officer)

__________________________         Senior Vice President    ________, 1994
David J. Parrin                    and Controller
                                   (principal accounting
                                   officer)

__________________________         Director                 ________, 1994
Coleman Bloomfield


 /s/ ROGER L. HALE                 Director                 December 12, 1994
__________________________
Roger L. Hale


 /s/ DELBERT W. JOHNSON            Director                 December 9, 1994
__________________________
Delbert W. Johnson

 /s/ JOHN H. KAREKEN
- ---------------------------        Director                 December 9, 1994
John H. Kareken


 /s/ RICHARD L. KNOWLTON
- ---------------------------        Director                 December 12, 1994
Richard L. Knowlton


 /s/ KENNETH A. MACKE
- ---------------------------        Director                 December 10, 1994
Kenneth A. Macke


 /s/ MARILYN C. NELSON
- ---------------------------        Director                 December 12, 1994
Marilyn C. Nelson


 /s/ WILL F. NICHOLSON, JR.
- ---------------------------        Director                 December 12, 1994
Will F. Nicholson, Jr.


 /s/ NICHOLAS R. PETRY
- ---------------------------        Director                 December 9, 1994
Nicholas R. Petry


 /s/ EDWARD J. PHILLIPS
- ---------------------------        Director                 December 8, 1994
Edward J. Phillips


 /s/ JAMES J. RENIER
- ---------------------------        Director                 December 12, 1994
James J. Renier


- ---------------------------        Director                 --------, 1994
S. Walter Richey


 /s/ RICHARD L. ROBINSON
- ---------------------------        Director                 December 9, 1994
Richard L. Robinson


 /s/ RICHARD L. SCHALL
- ---------------------------        Director                 December 12, 1994
Richard L. Schall


 /s/ LYLE E. SCHROEDER
- ---------------------------        Director                 December 9, 1994
Lyle E. Schroeder


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